Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Form 1-K of our report dated April 30, 2025, relating to the consolidated financial statements of Old Glory Holding Company and Subsidiaries as of and for the years ended December 31, 2024 and 2023.

Eide Bailly LLP

Laguna Hills, California

April 30, 2025